Exhibit 10.6

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Agreement”) is entered into by and among RuiRong Yuan (“Ms. Yuan” or “Employee”) and BeiGene USA, Inc., a subsidiary of BeiGene, Ltd. (“BeiGene” or “Employer”).

WHEREAS, Ms. Yuan and BeiGene (the “Parties”) entered into an Employment Agreement dated as of November 1, 2015 (the “Employment Agreement”);

WHEREAS, Ms. Yuan’s employment with BeiGene shall terminate effective as of the close of business on April 11, 2016 (the “Date of Termination”);

WHEREAS, Section 8(d) of the Employment Agreement specified certain Severance Benefits to be paid or provided to Ms. Yuan in the event that her employment with BeiGene was terminated without Cause, as defined in the Employment Agreement;

WHEREAS, this Agreement is the Separation Agreement and Release referenced in Section 8(g) of the Employment Agreement, the execution, return, and non-revocation of which is a condition precedent to BeiGene paying or otherwise providing the Severance Benefits specified in Section 8(d) of the Employment Agreement;

NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration as hereinafter recited, the receipt and adequacy of which is hereby acknowledged, it is accordingly agreed as follows:

1.             Ms. Yuan’s employment with BeiGene shall end on the Date of Termination.  From and after the Date of Termination, she shall not be entitled to the payment of any salary, bonus, or other forms of compensation, except as expressly set forth in Sections 1 and 2 of this Agreement.  During the period up to and including the Date of Termination, Ms. Yuan shall use her best efforts to perform her employment responsibilities in a professional and diligent manner.  Ms. Yuan agrees to resign from any and all other positions that she holds with BeiGene or any affiliated entity on the Date of Termination and to sign any documentation that BeiGene may reasonably request to confirm such resignations.  Additionally, regardless of whether Ms. Yuan executes this Agreement, Ms. Yuan will remain subject to her continuing obligations under the Confidentiality, Non-Interference, and Invention Assignment Agreement (the “Confidentiality Agreement”), which includes, without limitation, the obligations (i) to not use or disclose BeiGene’s Confidential Information (as defined in the Confidentiality Agreement), (ii) to return to BeiGene no later than the Date of Termination all documents, records and other property of BeiGene, (iii) to refrain from solicitation activities for twelve (12) months immediately following the Date of Termination, and (iv) to provide certain cooperation services that may be requested by BeiGene.  Ms. Yuan hereby confirms that she has signed the Confidentiality Agreement, a copy of which is attached hereto as Exhibit A.

2.             Subject to Ms. Yuan’s full execution (without revocation) of this Agreement, the Employer shall provide Ms. Yuan with (i) the payments described in Section 8(d)(i) and (ii) of the Employment Agreement, which will be paid in the manner described therein, and (ii) a gross lump sum payment of $25,000, which will be paid within thirty (30) days of the full execution

(without revocation) of this Agreement.  For the avoidance of doubt, no payment under this Paragraph 2 will be made until after the seven day Revocation Period, as defined in Paragraph 13 of this Agreement has expired without Ms. Yuan revoking her acceptance of this Agreement.  No payment will be made if Ms. Yuan revokes her acceptance of this Agreement during the Revocation Period.  Ms. Yuan acknowledges and agrees that, other than the payment of Accrued Obligations and the amounts described in this Section 2 of the Agreement, she is not entitled to any other wages, bonuses, compensation, equity or benefits under the Employment Agreement, or otherwise.  The amounts payable under this Section 2 shall be subject to all applicable payroll and withholding taxes.

3.             In exchange for the consideration stated in Paragraphs 2 of this Agreement, to which Ms. Yuan acknowledges that she is otherwise not entitled in the absence of providing a release of claims, Ms. Yuan, for himself, her heirs, her estate, executors, administrators, legal representatives, successors and assigns, releases and forever discharges the Company, its parent corporation, their respective subsidiaries and affiliated companies and entities, predecessors, successors, and assigns, and, in their respective capacities as such, their respective shareholders, members, officers, directors, employees and agents (hereinafter collectively referred to as the “Released Parties”), of and from any and all manner of actions, causes of actions, claims, debts, dues, distributions, accounts, bonds, covenants, contracts, agreements and compensation, and demands of every name and nature, whether at law, in equity, in contract or in tort, based upon public policy, under statute or at common law, whether now known or unknown, which Ms. Yuan ever had, now has or hereafter may have, or which Ms. Yuan’s heirs, executors or administrators hereafter may have, by reason of any matter, cause or thing whatsoever from the beginning of their relationship to the date of this Agreement (the “Claims”), including without limitation any Claims arising from, or in any way relating to, Ms. Yuan’s employment, change in employment status, and/or termination of employment with the Company; (ii) any federal, state or local law, constitution or regulation regarding either employment, employment benefits, or employment discrimination and/or retaliation including, without limitation, the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq.; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Employee Retirement Income Security Act of 1974, as amended; 29 U.S.C. 1001 et seq.; the Immigration Reform and Control Act, as amended; the Americans with Disabilities Act of 1990, as amended; the Worker Adjustment and Retraining Notification Act, the Fair Labor Standards Act, as amended; the Occupational Safety and Health Act, as amended; the Family and Medical Leave Act of 1993, as amended; the Consolidated Omnibus Budget Reconciliation Act, as amended; as well as the New Jersey Family Leave Act, the New Jersey Law Against Discrimination, the New Jersey Wage and Hour Law, the New Jersey Home Work Law and the New Jersey Industrial Home Work Law, the New Jersey Workers’ Compensation Law, the New Jersey Equal Pay Act, the New Jersey Occupational Safety and Health Law, the New Jersey Conscientious Employee Protection Act, the New Jersey Temporary Disability Benefits Law, the New Jersey Family Insurance Law (all as amended); New Jersey laws regulating disability benefits; any other state laws relating to workers compensation, family and medical leave, retaliation, discrimination on the basis of race, age, color, religion, creed, sex, sex harassment, sexual orientation, marital status, pregnancy, national origin, ancestry, handicap, disability, alienage, blindness, present or past history of mental disorders or physical disability, candidacy for or activity in a general assembly or other public office, constitutionally protected acts of speech, whistleblower status, use of tobacco products outside course of employment,

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membership in any organization engaged in civil defense, veteran’s status, any military service, application for military service, or any other federal, state or local civil or human rights law or any other local, state or federal law, regulation or ordinance; (iii) breach of contract (express or implied). Including the Employment Agreement, or breach of the implied covenant of good faith and fair dealing; (iv) wrongful termination, intentional or negligent infliction of emotional distress, negligent misrepresentation, intentional misrepresentation, fraud, defamation, promissory estoppel, false light, invasion of privacy, conspiracy, violation of public policy; (v) any other tort, statutory or common law cause of action; and/or (vi) any equity, stock or stock options.  This release is intended by Ms. Yuan to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that Ms. Yuan has, may have or has had against the Released Parties up to the date of execution of this Agreement.  Ms. Yuan further agrees to release and discharge the Released Parties from any and all claims which might be made by any other person or organization on your behalf as a member of a class or otherwise against the Company involving any matters subject to release pursuant to this Section.  Notwithstanding the foregoing, this release shall not constitute a waiver of (y) any claims by Ms. Yuan to enforce the express terms of this Agreement or (z) any rights that Ms. Yuan has to indemnification protection under the February 2, 2016 Indemnification Agreement, the Company’s articles of organization and/or any Director and Officer Liability Insurance Policy, which rights are governed by with the terms and conditions of the aforementioned documents.

4.             Ms. Yuan acknowledges that she understands that by signing this Agreement, she will have waived any right she may have to recover in a lawsuit against BeiGene based on any actions or omissions made by BeiGene, including, but not limited to, claims which in any way arise from or relate to Ms. Yuan’s employment relationship with BeiGene up to the date of the signing of this Agreement and the termination of her employment with BeiGene. Ms. Yuan further acknowledges that she understands that by signing this Agreement, she is waiving not only the right to recover money or other relief in any action she might institute, but also that she is waiving any right to recover money or any other relief whatsoever in any action that might be brought on her behalf by any other person or entity, including but not limited to, the United States Equal Employment Opportunity Commission or any other federal, state or local government agency or department.

5.             The Parties agree that the consideration exchanged herein, as well as the negotiation and execution of this Agreement, do not constitute and shall not be deemed an admission of liability, wrongdoing or inappropriate or unlawful conduct by BeiGene or by Ms. Yuan. Ms. Yuan understands that nothing in this Agreement shall constitute or be construed as an admission of any liability by BeiGene.  Ms. Yuan agrees to keep the events and circumstances relating to the termination of her employment with BeiGene confidential and not to discuss or reveal this information to any person or entity, except: (a) as necessary to enforce the terms of this Agreement; (b) as required or permitted by law or regulation or in response to a request from a governmental agency or to a lawfully issued subpoena; or (c) to Ms. Yuan’s spouse, accountant, and attorneys, and to them only provided that they first agree for the benefit of BeiGene to keep such information confidential.  Ms. Yuan agrees that breach of this Paragraph 5 by her will constitute a material breach of this Agreement.

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6.             Nothing in this Agreement shall prevent Ms. Yuan from making statements about her employment at BeiGene and the termination of her employment at BeiGene to prospective employers or business partners; provided, however, that those statements do not (a) disparage or discredit BeiGene or otherwise violate her nondisparagement or confidentiality obligations under this Agreement; (b) reveal confidential or proprietary information relating to BeiGene; or (c) disclose any information relating to BeiGene’s business strategy or plans or any information that BeiGene is prohibited from disclosing or required to keep confidential, pursuant to federal, state or local law or regulation.  Ms. Yuan acknowledges and agrees that she understands the obligations imposed upon her under the terms of this provision and will comply with these obligations.  The Parties agree, that with respect to specific inquiries about the reason for her separation from employment, Ms. Yuan shall say, “her departure was amicable and mutual and resulted from a mutual decision to go in different directions, or words to that effect.”

7.             Ms. Yuan agrees that she will not say or do anything to disparage or discredit BeiGene or its director, officers, employees or agents (the “BeiGene Parties”), or to cause any disruption of business for BeiGene.  For purposes of the preceding sentence, “disparaging” remarks, comments or statements (whether written or oral) are those that impugn the character, honesty, integrity, morality or business acumen or abilities of BeiGene in connection with any aspect of BeiGene’s operation of its business or of the BeiGene Parties, or that reflect badly on the BeiGene Parties or cast any of the BeiGene Parties in a negative light.  BeiGene agrees that it will instruct John Oyler not to say or do anything to disparage or discredit Ms. Yuan.  For purposes of the preceding sentence, “disparaging” remarks, comments or statements (whether written or oral) are those that impugn the character, honesty, integrity, morality or business acumen or abilities of Ms. Yuan or that reflect badly on Ms. Yuan or cast her in a negative light.  This nondisparagement obligation shall not in any way affect Ms. Yuan’s or Mr. Oyler’s obligation to testify truthfully in any legal proceeding, to provide information in response to a written request from a governmental agency, or to respond to a lawfully issued subpoena, provided that with respect to any such written request or subpoena to Ms. Yuan, she agrees to give reasonable notice to BeiGene of any and all attempts by third parties to compel disclosure of any confidential information of BeiGene or the terms of this Agreement, or to require her to testify in any matter concerning BeiGene, this Agreement and/or the Releasees.  Ms. Yuan shall provide such reasonable notice in writing at least ten business days before compliance with any subpoena or order, but if the subpoena or order requires compliance within less than ten business days, Ms. Yuan shall provide such written notice, or if impractical, shall provide telephonic notice, within three business days after receiving notice that an attempt will be or has been made to compel her testimony..

8.             Ms. Yuan shall direct all inquiries regarding her employment at BeiGene to Maggie Liu, Head of Operations.  In response to any such inquiries and consistent with BeiGene’s neutral reference policy, Ms. Liu will confirm the positions held by Ms. Yuan while at BeiGene and the dates of her employment at BeiGene.

9.             Ms. Yuan agrees that she will not apply for or seek employment with BeiGene or any of its subsidiaries. Ms. Yuan agrees that BeiGene has no obligation, contractual or otherwise, to reemploy or rehire Ms. Yuan now or in the future.  Ms. Yuan confirms that the terms stated in this Agreement are the only consideration for signing this Agreement, and no

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other promises or agreement of any kind have been made by any person or entity whatsoever to or with Ms. Yuan.

10.          In the event that Ms. Yuan breaches this Agreement and/or the Confidentiality Agreement, she agrees that (i) the Company shall be relieved of its obligations to make the payments under Section 2, (ii) if such payment or payments already have been made, she agrees to repay them to the Company, and (iii) the Company shall be entitled to recover its attorneys’ fees and costs incurred in enforcing its rights under this Agreement, to the extent such recovery is not prohibited by law.  Such an action by the Company shall not affect the release provisions herein.  This remedy shall be, in addition to, and not as an alternative to, any other remedies at law or in equity available to the Company.  BeiGene’s election to exercise its rights under this Paragraph 10 shall not affect Ms. Yuan’s continuing obligations under this Agreement or the Confidentiality Agreement.

11.          Ms. Yuan acknowledges that she has carefully read and fully understands all the provisions of this Agreement.  Ms. Yuan further acknowledges that BeiGene has urged her to seek legal counsel in regard to the terms and conditions of this Agreement.  Ms. Yuan acknowledges and warrants that she has reviewed this Agreement and has had the opportunity to consult with an attorney, and fully and completely understands and accepts the terms, conditions, nature and legal effect of this Agreement.  Ms. Yuan warrants that she enters into this Agreement knowingly, freely and voluntarily and that her agreement hereto has not been the result of coercion or duress.

12.          Each party hereto warrants, represents and agrees that it has not assigned or transferred, or purported to assign or transfer, to any person or entity, any action or actions, cause or causes of action, at law or in equity, released herein.

13.          Ms. Yuan understands and acknowledges that she has been given the opportunity to consider this Agreement for twenty-two (22) days from her receipt of this Agreement before signing it (the “Consideration Period”).  To accept this Agreement, Ms. Yuan must return a signed original or a signed PDF copy of this Agreement so that it is received by the undersigned at or before the expiration of the Consideration Period.  If Ms. Yuan signs this Agreement before the end of the Consideration Period, Ms. Yuan acknowledges by signing this Agreement that such decision was entirely voluntary and that she had the opportunity to consider this Agreement for the entire Consideration Period.  For the period of seven (7) days from the date when Ms. Yuan signs this Agreement (the “Revocation Period”), Ms. Yuan has the right to revoke this Agreement by written notice to the undersigned.  For such a revocation to be effective, it must be delivered so that it is received by the undersigned at or before the expiration of the Revocation Period.  This Agreement shall not become effective or enforceable during the Revocation Period.  This Agreement shall become effective on the first business day following the expiration of the Revocation Period (the “Effective Date”).

14.          This Agreement constitutes a single, integrated written contract expressing the entire agreement between the Parties and cannot be modified in any way except by written modification executed by both Parties. This Agreement supersedes any previous agreements or understandings between the Parties, except for (i) the Employment Agreement, (ii) the

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Confidentiality Agreement and (iii) the indemnification-related documents referenced in the last sentence of Section 3 hereto.

15.          If any provision of this Agreement is declared invalid or otherwise unenforceable, the other provisions herein shall remain in full force and effect and shall be construed in a fashion to effectuate the purpose and intent of this Agreement.

16.          The Parties agree that this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective successors, heirs, personal representatives and assigns.

17.          The Parties agree that this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.          The Parties agree that for the purposes of construing or interpreting this Agreement, this Agreement shall be deemed to have been drafted equally by both Parties hereto.

IN WITNESS WHEREOF, the Parties hereunto execute this Agreement.

RUIRONG YUAN	BEIGENE USA, INC.

/s/ RuiRong Yuan	/s/ John V. Oyler
RuiRong Yuan	John Oyler
Chief Executive Officer
Dated: April 28, 2016
Dated: April 28, 2016

Exhibit A - below

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EXHIBIT A

CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION ASSIGNMENT AGREEMENT

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Confidentiality, Non-Interference and Invention Assignment Agreement

As a condition of my becoming employed by, or continuing employment with, BeiGene USA, Inc., including its parent, subsidiaries or affiliates (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, as further set forth in that certain Employment Agreement between me and the Company, I agree to the following:

Section 1.                                           Confidential Information.

(a)                                 Company Group Information.  I acknowledge that, during the course of my employment, I will have access to information about the Company and its direct and indirect parents and subsidiaries (collectively, the “Company Group”) and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company Group.  In recognition of the foregoing, I agree, at all times during the term of my employment with the Company and for the ten (10) year period following the termination of my employment with the Company Group for any reason, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, firm, corporation, or other entity without written authorization of the Company, any Confidential Information that I obtain or create.  I understand that “Confidential Information” means information that the Company Group has developed, acquired, created, compiled, discovered, or owned or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company wishes to maintain as confidential.  I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets, customer lists, and customers (including, but not limited to, customers of the Company on whom I called or with whom I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company property.  Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event I will give the Company prompt written notice thereof so that the Company Group may seek an appropriate protective order (the “Confidentiality Agreement”).

(b)                                 Former Employer Information.  I represent that my performance of all of the terms of this Confidentiality Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to any member of the Company Group, or induce any member of the Company Group to use, any developments, or confidential or proprietary information or material I may have obtained in connection with my employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

Section 2.                                           Developments.

(a)                                 Developments Retained and Licensed.  I have attached hereto, as Schedule A, a list describing with particularity all developments, original works of authorship (except as noted below), developments, improvements, and trade secrets that I can demonstrate were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), which belong solely to me or belong to me jointly with another, that relate in any way to any of the actual or proposed businesses, products, or research and development of any member of the Company Group, and that are not assigned to the Company hereunder, or if no such list is attached, I represent that there are no such Prior Developments.  If, during any period during which I perform or performed services for the Company Group both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into a Company Group product or process a Prior Development owned by me or in which I have an interest, I hereby grant the Company, and the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process.  The Company acknowledges and agrees that I do not need to list as a Prior Development any of my original works of authorship that were published in a professional journal or publication prior to the commencement of my employment with the Company.

(b)                                 Assignment of Developments.  I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or have solely or jointly conceived or developed or reduced to practice, or have caused or may cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception, development or reduction to practice to the business of any member of the Company Group, or the actual or anticipated research or development of any member of the Company Group; (ii) result from or relate to any work performed for any member of the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Developments”).  I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company, or its designee, all my right, title, and interest throughout the world in and to any such Development.

(c)                                  Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, and any other format.  The records will be available to and remain the sole property of the Company Group at all times.  I agree not to remove such records from the Company’s place of business except as expressly permitted by Company Group policy, which may, from time to time, be revised at the sole election of the Company Group for the purpose of furthering the business of the Company Group.

(d)                                 Intellectual Property Rights.  I agree to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation.  If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me.  I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company.

Section 3.                                           Returning Company Group Documents.

I agree that, at the time of termination of my employment with the Company for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or otherwise belonging to the Company. I agree further that any property situated on the Company’s premises and owned by the Company (or any other member of the Company Group), including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice.

Section 4.                                           Disclosure of Agreement.

As long as it remains in effect, I will disclose the existence of this Confidentiality Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.

Section 5.                                           Restrictions on Interfering.

(a)                                 Non-Interference.  During the Employment Period and during the twelve (12) month period immediately following the termination of my employment, regardless of the reason for such termination, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities.

(b)                                 Definitions.  For purposes of this Confidentiality Agreement :

(i)                                     “Business Relation” shall mean any current or prospective client, customer, licensee, or other business relation of the Company Group, or any such relation that was a client, customer, licensee, supplier, or other business relation within the six (6) month period prior to the termination of my employment, in each case, to whom I provided services, or with whom I transacted business, or about whom I obtained Confidential Information during my employment with the Company.

(ii)                                  “Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any individual or entity employed by, or providing consulting services to, any member of the Company Group to terminate such individual’s or entity’s employment or services (or in the case of a consultant, materially reducing such services) with or to the Company Group; or (B) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.

(c)                                  Restrictions.  The covenants contained in this Section 5 are in addition to, and not in lieu of, any similar covenants to which Employee may be subject from time to time.

Section 6.                                           Reasonableness of Restrictions.

I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with the Company.  In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Confidentiality Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group.

Section 7.                                           Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Confidentiality Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity.  If any of the provisions of this Confidentiality Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Confidentiality Agreement, which shall be given full effect without regard to the invalid portions.  If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.

Section 8.                                           Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Confidentiality Agreement may result in substantial, continuing, and irreparable injury to the members of the Company Group.  Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Confidentiality Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach.  Notwithstanding any other provision to the contrary, I acknowledge and agree that the time periods set forth in Section 5 shall be tolled during any period of violation of any of the covenants in Section 5 hereof and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Section 9.                                           Cooperation.

I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or any other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved or of which I have knowledge.  As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this paragraph.  I also agree that, in the event that I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise) that in any way relates to my employment by the Company and/or any other member of the Company

Group, I will give prompt notice of such request to the Company and will make no disclosure until the Company and/or the other member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

Section 10.                                    Business Opportunities.

During the Employment Period, I agree to bring all business opportunities to the Company relating to or otherwise associated with (i) the business or businesses conducted by the Company or any member of the Company Group, or (ii) the business or businesses proposed to be conducted by the Company or any member of the Company Group in the future of which I am aware or which has been publicly disclosed. I further agree that unless expressly authorized in writing by the Company’s Chief Executive Officer I will not pursue any such business opportunity or opportunities for my own account or for the account of any third party irrespective of the Company’s decision to exploit or not to exploit any such business opportunity.

Section 11.                                    General Provisions.

(a)                                 Governing Law and Jurisdiction.  This Confidentiality Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to conflicts of law principles thereof.  The parties hereby consent to the jurisdiction of any state or federal court in the State of Delaware.  Accordingly, with respect to any such court action, the Employee hereby (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

(b)                                 Entire Agreement.  This Confidentiality Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification or amendment to this Confidentiality Agreement, nor any waiver of any rights under this Confidentiality Agreement, will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Confidentiality Agreement.

(c)                                  No Right of Continued Employment.  I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment by the Company, and the right of the Company to terminate my employment at any time and for any reason, with or without cause, is specifically reserved.

(d)                                 Successors and Assigns.  This Confidentiality Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.  I expressly acknowledge and agree that this Confidentiality Agreement may be assigned by the Company without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company, whether by purchase, merger, or other similar corporate transaction, provided that the license granted pursuant to Section 2(a) may be assigned to any third party by the Company without my consent.

(e)                                  Survival.  The provisions of this Confidentiality Agreement shall survive the termination of my employment with the Company and/or the assignment of this Confidentiality Agreement by the Company to any successor in interest or other assignee.

I, RuiRong Yuan, have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement on the respective date set forth below:

Date:	Oct. 05, 2015	/s/ RuiRong Yuan
RuiRong Yuan

SCHEDULE A

LIST OF PRIOR DEVELOPMENTS
AND ORIGINAL WORKS OF AUTHORSHIP
EXCLUDED FROM SECTION 2

Title	Date	Identifying Number or Brief Description

No Developments or improvements

Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date: